Exhibit 99.2

VIRAGE LOGIC CORPORATION

UNAUDITED COMBINED PRO FORMA FINANCIAL INFORMATION

On June 26, 2008, Virage Logic Corporation (the “Parent”), completed its acquisition of the non-volatile memory business unit of Impinj, Inc., (“the Business”). The following unaudited pro forma condensed combined balance sheet as of March 31, 2008 and the unaudited pro forma condensed combined statements of operations data for the six months ended March 31, 2008 and year ended September 30, 2007 are based on the historical consolidated financial statements of the Parent and the Business. The unaudited pro forma condensed combined financial statements are provided for informational purposes only. The pro forma financial statements are not necessarily indicative of what the combined Parent’s financial position or results of operations actually would have been had the acquisition been completed at the dates indicated below. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed combined financial information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. For pro forma purposes:

•

The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2008, combines the historical consolidated balance sheets of the Parent as of March 31, 2008 and the Business as of March 31, 2008, giving effect to the acquisition as if it had occurred on March 31, 2008.

•

The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 2007 combines the historical consolidated statement of operations of the Parent for the year ended September 30, 2007 and the historical consolidated statement of operations of the Business for the year ended December 31, 2007, giving effect to the acquisition as if it had been completed on October 1, 2006. Although the respective fiscal year end periods of the Parent and Impinj are different, such periods end within 93 days of each other and, therefore, are combined for presentation as permitted under Rule 11.02 of Regulation S-X.

•

The Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended March 31, 2008, combines the historical consolidated statements of operations of the Parent for the six months ended March 31, 2008 and the Business for the six months ended March 31, 2008, giving effect to the acquisition as if it had been completed on October 1, 2007.

•

The in-process technology research and development (IPR&D) expense resulting from the acquisition has been excluded from the unaudited pro forma condensed combined consolidated statement of operations for the six months ended March 31, 2008 and the year ended September 30, 2007 due to its non-recurring nature.

These unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the:

•	Separate historical financial statements of the Parent as of and for the year ended September 30, 2007 included in the Parent’s Annual Report on Form 10-K;

•

Separate historical financial statements of the Parent as of and for the six months ended March 31, 2008 included in the Parent’s Quarterly Report on Form 10-Q for the six month period ended March 31, 2008; and

•	Separate historical financial statements of the Business as of and for each of the years ended December 31, 2007 and December 31, 2006 included in this Current Report on Form 8-K/A.

VIRAGE LOGIC CORPORATION

UNAUDITED COMBINED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting in accordance with SFAS No. 141. Accordingly, the historical consolidated financial information has been adjusted to give effect to the impact of the consideration paid in connection with the acquisition. In the Unaudited Pro Forma Condensed Combined Balance Sheet, the Parent’s cost to acquire the Business has been allocated to the assets acquired and liabilities assumed based upon their respective fair values as of the date of acquisition. The amounts allocated to the acquired assets and liabilities in the Unaudited Pro Forma Condensed Combined Balance Sheet are based on management estimates of fair value as of June 26, 2008, the completion date of the acquisition. A preliminary valuation of the intangible assets was used as the basis for management’s consideration of fair values of the intangible assets reflected in these unaudited pro forma condensed combined financial statements.

VIRAGE LOGIC CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2008

(In thousands)

	Historical Parent March 31, 2008	NVM Business March 31, 2008	Pro forma	Note 2		Pro Forma Combined
ASSETS:
Current assets:
Cash and cash equivalents	$22,566	$—	$(5,485)	(b	)	$17,081
Short-term investments	33,242	—	—			33,242
Accounts receivable, net	15,271	339	—			15,610
Costs in excess of related billings on uncompleted contracts	1,112	—	—			1,112
Current deferred tax assets	1,938	—	—			1,938
Prepaid expenses and other	3,634	215	—			3,849
Taxes receivable	2,565	—	—			2,565

Total current assets	80,328	554	(5,485)			75,397
Equipment and leasehold improvements, net	3,785	40	—			3,825
Goodwill	11,369	—	191	(b	)	11,560
Other intangible assets, net	2,336	—	4,500	(b	)	6,836
Deferred tax assets	13,873	—	—			13,873
Long-term investments	20,628	—	—			20,628
Other long-term assets	301	—	—			301

Total assets	$132,620	$594	$(794)			$132,420

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$626	$—	$—			$626
Accrued expenses	4,565	—	—			4,565
Deferred revenue	8,738	851	(851)	(a	)	8,738
Income taxes payable	2,834	—	—			2,834

Total current liabilities	16,763	851	(851)			16,763
Deferred tax liabilities	978	—	—			978

Total liabilities	17,741	851	(851)			17,741

Commitments and contingencies Stockholders’ equity:
Common stock	24	—	—			24
Due to parent company	—	9,627	(9,627)	(d	)	—
Additional paid-in capital	138,598	—	—			138,598
Accumulated other comprehensive income	1,272	—	—			1,272
Accumulated deficit	(25,015)	(9,884)	9,884	(d	)	(25,015)
	—	—	(200)	(b	)	(200)

Total stockholders’ equity (deficit)	114,879	(257)	57			114,679

Total liabilities and stockholders’ equity	$132,620	$594	$(794)			$132,420

See notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2007

(In thousands)

	Historical Parent September 30, 2007	NVM Business December 31, 2007	Pro forma	Note 2		Pro Forma Combined
Revenues:
License	$34,379	$1,362	$562	(e	)	$36,303
Services	—	562	(562)	(e	)	—
Royalties	12,148	398	—			12,546

Total revenues	46,527	2,322	—			48,849

Cost and expenses:
Cost of revenues	12,938		733	(c	)	13,671
Research and development	20,346	3,938	—			24,284
Sales and marketing	15,464	1,494	—			16,958
General and administrative	8,891	2,068	—			10,959
Restructuring charges	580	—	—			580

Total cost and expenses	58,219	7,500	733			66,452

Operating loss	(11,692)	(5,178)	(733)			(17,603)
Interest income and other income (expenses), net	3,845	—	—			3,845

Income (loss) before income taxes	(7,847)	(5,178)	(733)			(13,758)
Income tax provision (benefit)	(3,242)	—	—			(3,242)

Net loss	$(4,605)	$(5,178)	$(733)			$(10,516)

Basic and Diluted	$(0.20)					$(0.46)

Number of weighted average shares (Note 3)	23,111					23,111

See notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED MARCH 31, 2008

(In thousands)

	Historical Parent March 31, 2008	NVM Business March 31, 2008	Pro forma	Note 2		Pro Forma Combined
Revenues:
License	$22,874	$1,090	$247	(e	)	$24,211
Services	—	247	(247)	(e	)	—
Royalties	5,875	27	—			5,902

Total revenues	28,749	1,364	—			30,113

Cost and expenses:
Cost of revenues	5,568	—	367	(c	)	5,935
Research and development	12,033	2,105	—			14,138
Sales and marketing	7,457	726	—			8,183
General and administrative	3,886	758	—			4,644
Restructuring charges	(3)	—	—			(3)

Total cost and expenses	28,941	3,589	367			32,897

Operating loss	(192)	(2,225)	(367)			(2,784)
Interest income and other income (expenses), net	1,934	—	—			1,934

Income (loss) before income taxes	1,742	(2,225)	(367)			(850)
Income tax provision (benefit)	18	—	—			18

Net income (loss)	$1,724	$(2,225)	$(367)			$(868)

Basic and Diluted	$0.07					$(0.04)

Basic weighted average shares (Note 3)	23,466					23,466

Diluted weighted average shares (Note 3)	23,730					23,466

See notes to the unaudited pro forma condensed combined financial statements.

VIRAGE LOGIC CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Purchase price:

On June 26, 2008, Virage Logic Corporation completed its acquisition of the non-volatile memory business unit of Impinj for $5.2 million. In addition, the Parent incurred legal and accounting fees and transaction costs for a total of $0.3 million related to the acquisition. The following tables summarize the components of the total purchase price and the estimated allocation (in thousands):

Allocation
Total cash consideration for assets	$5,200
Legal and accounting fees	250
Other transactional costs	35

Total estimated purchase price	$5,485

The following table summarizes the preliminary allocation of the purchase price as if purchased at March 31, 2008 subject to adjustments as management of Virage Logic Corporation obtains more information about the acquired net assets of the Business (in thousands):

Existing technology	$2,500
In-process technology (IPR&D)	200
Patents/Core technology	1,300
Customer contracts and related relationships	400
Trade name/Trademarks/Domain Name	300
Goodwill	191
Net assets	594

Total	$5,485

2.	Pro forma adjustments:

(a)	To adjust to fair value the Business’s deferred revenue as of March 31, 2008 in accordance with EITF 01-3, “Accounting in a Business Combination for Deferred Revenue of an Acquiree”.

(b)	To reflect the preliminary purchase price including consideration paid to Impinj and transactional costs of $5.5 million due to the acquisition, as shown above. The preliminary purchase price has been allocated to the fair value of identifiable intangible assets based on preliminary independent valuation, consisting of core technology, existing technology, tradename, and customer relationship of $4.5 million, to in-process research and development charges of $0.2 million, and to net tangible assets of $0.6 million. The excess of purchase price over the net fair value of the tangible and intangible assets acquired and liabilities assumed resulted in goodwill of $0.2 million.

(c)	To record amortization of purchased intangibles of $0.4 million and $0.7 million for the six months ended March 31, 2008 and for the year ended September 30, 2007, respectively, using an estimated life of six years for all intangible assets except for trade name and trademarks which estimated life is nine years.

(d)	To eliminate the Business’s historical equity accounts and accumulated deficit in accordance with SFAS No. 141 “Business Combinations”.

(e)	To record the reclassification of the Business historical financials to conform to the presentation of the Parent.

3.	Unaudited pro forma combined net loss per share:

The unaudited pro forma combined basic and diluted loss per common share is computed by dividing the pro form combined net loss by the Parent’s historical weighted average number of common shares outstanding.